Exhibit 8.1

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

March 3, 2006

Board of Directors

Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

Registration Statement on Form S-4 for Exchange of Outstanding

6.875% Senior Notes due 2013 for 6.875% Senior Notes due 2013

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to Massey Energy Company, a Delaware corporation (the “Company”), A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“A.T. Massey”), and substantially all of Massey’s current operating subsidiaries (together with A.T. Massey, the “Guarantors”) in connection with the Registration Statement on Form S-4 (Registration No. 333-131415) initially filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) on January 31, 2006 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register (i) $760,000,000 aggregate principal amount at maturity of 6.875% Senior Notes due 2013 (collectively, the “Exchange Notes”) issued by the Company on December 21, 2005, and (ii) the guarantees of the Company’s obligations under the Exchange Notes by the Guarantors. The Exchange Notes are to be issued in exchange (the “Exchange Offer”) for an equal aggregate principal amount of unregistered 6.875% Senior Notes due 2013 (the “Old Notes”) and the guarantees of the Company’s obligations under the Old Notes by the Guarantors, issued on December 21, 2005, in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Exchange Notes will be issued pursuant to the terms of an Indenture, dated as of December 21, 2005, among the Company, the Guarantors and Wilmington Trust Company, as trustee. The terms of the Exchange Offer are described in the Registration Statement.

Board of Directors

Massey Energy Company

March 3, 2006

We have examined such documents as we have deemed necessary or appropriate for purposes of this opinion. We are of the opinion that the statements contained in the Registration Statement under the heading “Material United States Federal Income Tax Consequences,” describing the material United States federal income tax aspects of the Exchange Offer and the ownership and disposition of the Exchange Notes, to the extent such statements constitute summaries of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, statement, and representations set forth in the Registration Statement.

The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, published administrative interpretations thereof, and published court decisions, all of which are subject to change at any time with retroactive effect.

The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee (except as provided in the next paragraph), and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions “Material United States Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP